Exhibit 23



     Consent of Ernst & Young LLP, Independent Auditors

We  consent to the incorporation by reference in this Annual
Report (Form 10-K) of Tyson Foods, Inc. of our report  dated
November  14,  1997, included in the 1997 Annual  Report  to
Shareholders of Tyson Foods, Inc.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-30680; 333-02135; 2-81928; 2-44550; 33-53028; 333-22883; 333-22881; 33-54716;
and 33-53026, as amended by 33-57515) pertaining to certain employee benefit plans of Tyson Foods, Inc. and the Registration Statement (Form S-3 No. 33-58177) and the related prospectus of our reports dated November 14, 1997, with respect to the consolidated financial statements and schedule of Tyson Foods, Inc. included or incorporated by reference in this Annual Report (Form 10-K) for the year ended September 27, 1997.



December 10, 1997                     /s/ Ernst & Young LLP
Little Rock, Arkansas                 ---------------------
                                          Ernst & Young LLP






























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